UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2007

TRX, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6 West Druid Hills Drive Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) Amendment to the Credit Agreement

On January 11, 2007, in connection with the acquisition by TRX, Inc. (“TRX”, the “Company, “we” or “our”) of Hi-Mark, LLC, a Delaware limited liability company (“Hi-Mark”) as described below, we entered into the first amendment (the “Amendment”) to the Amended and Restated Credit Agreement between TRX, Inc. and Bank of America, N,A., dated November 7, 2005 (the “Credit Agreement”). The Credit Agreement was amended to modify certain of the financial covenant definitions and other provisions of the Credit Agreement in order to permit the Company’s acquisition of Hi-Mark LLC and to provide for the inclusion and subordination under the Credit Agreement of the indebtedness incurred by the Company in connection with the acquisition.

(b) Promissory Note

On January 11, 2007, in connection with the acquisition, the Company entered into a promissory note (the “Promissory Note”) in favor of Hi-Mark in the amount of $7.0 million which amortizes quarterly over three years and bears interest at the Prime rate. The Company may set-off payments under the Promissory Note against any indemnification claims it may have against Hi-Mark under the Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

As reported previously in a Current Report on Form 8-K filed on December 7, 2006, we entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Hi-Mark, Hi-Mark Travel Services, Inc., a Georgia corporation (“HMTS”), Integrated ProfitMark Corporation, LLC, a Georgia limited liability company and certain shareholders of HMTS. On January 11, 2007, effective January 1, 2007, we completed the acquisition of substantially all of the assets and assumed certain liabilities of Hi-Mark, an Atlanta-based provider of data acquisition and business intelligence technologies. Prior to the completion of the acquisition, there were no material relationships between the Company and its affiliates and the parties to the Purchase Agreement. In accordance with the Purchase Agreement, we acquired Hi-Mark for total consideration of approximately $20.7 million which consisted of 500,000 shares of our common stock, $10.0 million of cash on hand, a promissory note in favor of Hi-Mark in the amount of $7.0 million which amortizes quarterly over three years and bears interest at the Prime rate, and approximately $0.3 million of our transaction costs. In addition, we may make earnout payments to Hi-Mark of up to $12.0 million dependent on the achievement of defined revenue targets.

A copy of the Company’s press release announcing the closing of the acquisition of Hi-Mark is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Audited balance sheet of Hi-Mark, LLC as of December 31, 2005 and the related statement of income and change in members’ equity (capital deficit) and cash flows for the year ended December 31, 2005 and unaudited balance sheet of Hi-Mark, LLC as of September 30, 2006 and the related unaudited consolidated statements of income and change in members’ equity (capital deficit) and cash flows for the nine months ended September 30, 2006 are filed as exhibits hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of TRX, Inc. as of September 30, 2006 and unaudited pro forma combined statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 and the related notes to the unaudited pro forma combined financial statements are filed as exhibits hereto and are incorporated herein by reference.

(c) Exhibits

Exhibit No.	Description of Exhibit
23.1	Consent of independent registered public accounting firm.

99.1	Audited financial statements of Hi-Mark, LLC as of and for the year ended December 31, 2005, and unaudited financial statements of Hi-Mark, LLC as of September 30, 2006 and for the nine months then ended.

99.2	Unaudited pro forma combined balance sheet of TRX, Inc. as of September 30, 2006 and unaudited pro forma combined statements of operations for for the year ended December 31, 2005 and the nine months ended September 30, 2006 and related notes to unaudited pro forma combined financial statements.

99.3	Press release, dated January 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: January 11, 2007	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
23.1	Consent of independent registered public accounting firm

99.1	Audited financial statements of Hi-Mark, LLC as of and for the year ended December 31, 2005, and unaudited financial statements of Hi-Mark, LLC as of September 30, 2006 and for the nine months then ended.

99.2	Unaudited pro forma combined balance sheet of TRX, Inc. as of September 30, 2006 and unaudited pro forma combined statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 and related notes to unaudited pro forma combined financial statements.

99.3	Press release, dated January 11, 2007.